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Exhibit 10.3

STATE STREET CORPORATION
1997 EQUITY INCENTIVE PLAN

Non-qualified Stock Option Award Agreement

Subject to your acceptance of the terms set forth in this agreement, State Street Corporation (the "Company") has awarded to you the option to purchase shares of common stock ("Stock") of the Company, detailed in your award Certificate on this website and pursuant to the State Street Corporation 1997 Equity Incentive Plan (the "Plan") and certain conditions set forth below (the "NQO Award Agreement"). A copy of the Plan document and the Company's Prospectus are located on this website for your reference. All terms used herein shall have the same meaning as in the Plan, except as otherwise expressly provided. The term "vest" as used herein means the lapsing of the restrictions described herein and in the Plan with respect to one or more options to purchase shares of Stock. The terms of the NQO Award Agreement are as follows:

1.
Term and Exercise Period. Subject to paragraphs 5 and 6 hereof and to this paragraph 1, the Option shall vest according to the vesting schedule detailed in your Certificate of Stock Option Grant on this website. In no event, however, shall the exercise of the Option or any installment thereof be made later than ten (10) years from the original grant date. You may not exercise the Option with respect to less than fifty (50) shares at any one time except when the number of remaining shares of the Option is less than fifty (50); and except as is otherwise provided herein you may not exercise the Option or any installment thereof unless you are then an employee of the Company or one of its subsidiaries.

2.
Method of Exercising Option. You may exercise the vested option before the grant expiration date by stating the number of shares (but not fewer than fifty (50) shares or the remaining shares under the Option, if fewer) which the exercise is intended to cover and paying in full for the aggregate grant price for such shares, in cash, or by certified or bank check. In lieu of a cash payment in full, you may pay the grant price through the delivery (including by attestation of ownership) of a whole number of shares of Common Stock of the Company held for at least six months with a fair market value equal to the grant price less any cash included in the tender. Payment for any shares subject to an Option may also be made by delivering a properly executed notice to the Company, together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the aggregate grant price, and, if required, the amount of any federal, state, local or foreign withholding taxes. Certificates for shares that you purchased shall be promptly delivered per your instructions to you or your broker.

3.
Employee Rights and Duties. You shall not have any right of a stockholder with respect to the shares covered by the Option prior to the issuance thereof nor shall this agreement grant you any rights of employment with the Company.

4.
Non-Transferability. The Option shall not be transferable otherwise than by will or the laws of descent and distribution and it may be exercised only by you during your lifetime. Any attempt to assign or transfer the Option, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect and shall render the Option itself null and void.

5.
Termination of Employment.

a)
If your employment terminates by reason of disability (as set forth in Section 7.1 for the Plan) or retirement at or after the normal or early retirement age under any retirement plan or supplemental retirement agreement maintained by the Company or any subsidiary prior to exercise, expiration, surrender or cancellation of the Option, the Option shall remain exercisable after the date of such termination of employment in accordance with the Plan and this agreement whether or not such Option was exercisable at the time of such termination during the period that ends on the later of (i) one (1) year after the Option first becomes exercisable or if exercisable in installments after the last installment becomes exercisable; and (ii) one (1) year from termination of employment.

  b)
  If your employment terminates by reason of death, whether or not then exercisable, all Options held by you prior to termination may be exercised by your executor or administrator or the person(s) to whom the Option is transferred by law or the applicable laws of descent and distribution during the period that ends one year after the date of death. In no event, however, shall an Option remain exercisable beyond the grant expiration date.

  c)
  If your employment terminates for any reason other than death, disability or retirement prior to exercise, expiration, surrender or cancellation of the Option, such Option shall terminate three (3) months from the date of such termination, during which period the Option may be exercised only to the extent that it was exercisable on the date of such termination. In the event that the award recipient is eligible to receive severance when terminated from the Company, the Option shall continue to vest through the end of the "bridging period" as defined in the Company's severance policy; under such circumstances, the Option shall terminate three (3) months from the date the bridging period ends. If you die within such three (3) month period, the Option shall expire (1) year after the date of your termination, during which period the Option may be exercised at any time by the person or persons to whom your rights shall pass by will or by the applicable laws of descent or distribution, but only to the extent it was exercisable on the date of such termination. In no event, however, may the Option be exercised after the grant expiration date set out in the applicable Certificate.

  d)
  Your rights with respect to any unexercised Option after termination of your employment other than by reason of death shall be subject to the conditions that until any such Option is exercised you shall (i) not engage either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association, or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company or any of its direct or indirect subsidiaries, and (ii) be available at reasonable times for consultations at the request of the Company's management with respect to phases of the business with which you were actively connected during your employment. In the event that either of the above conditions is not fulfilled, you shall forfeit all rights to any unexercised Option. Any determination by the Board of Directors that you are, or have, engaged in a competitive business or activity as aforesaid or have not been available for consultations as aforesaid shall be conclusive. Notwithstanding the foregoing this paragraph shall be inapplicable following a Change of Control (as defined in the Plan).

6.
Acceleration of Options. Upon a Change of Control (as defined in the Plan), all Options outstanding as of the date of such Change of Control is determined to have occurred and which are not then exercisable shall become fully exercisable. Optionees subject to Section 16 shall have certain rights to receive cash in lieu of exercising the option in the amount of the Spread, all as set forth in the Plan; provided, that for purposes of this Option, "Spread" shall mean, with respect to any share subject to the Option, the excess of fair market value of such share on the date of exercise over the per-share grant price. After a Change of Control (but subject to Section 7.3 of the Plan), the Option shall remain exercisable following a termination of your employment other than by reason of your death, disability or retirement for a period of seven (7) months after termination of employment, or until expiration of the original term of the Option, whichever period is shorter.

7.
Changes in Capitalization. The Board of Directors of the Company may make appropriate adjustments in the aggregate number and kind of shares and the grant price per share subject to the Option when it deems such action necessary by reason of any stock dividend, split or any recapitalization, reclassification, merger, consolidation, combination or similar transaction.

8.
Withholding. The Committee will have the right to require that you remit to the Company an amount sufficient to satisfy any withholding tax requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit you to elect at such time and in such manner as the Committee provides to satisfy your withholding tax requirement with the proceeds from the sale of shares resulting from your option exercise.

9.
Securities Act Considerations. The shares of Common Stock acquired by you upon exercise of the Option are registered under the Securities Act of 1933, as amended (the "Act"). Under current regulations, you may freely resell all or a part of such shares from time to time, provided you are not deemed to be an "affiliate" of the Company as that term is defined in the Act. Officers filing Forms 4—Statement of Changes in Beneficial Ownership are deemed to be affiliates. As an affiliate of the Company, you may resell such shares only pursuant to a currently effective registration statement on Form S-3 or Form S-1 as promulgated by the Securities and Exchange Commission, or pursuant to Rule 144 or other exemption under the Act.

By your accepting this agreement, this agreement shall take effect as a sealed instrument.

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Non-qualified Stock Option Award Agreement